Exhibit 7.4

Joint Filing Agreement

dated as of November 15, 2013

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date (the “Schedule 13D”), and any further amendments thereto with respect to beneficial ownership by the undersigned of shares of the Common Stock (“Shares”) of The Container Store Group, Inc., a Delaware corporation (the “Issuer”), and such other securities of the Issuer that the undersigned may acquire or dispose of from time to time, is filed on behalf of all the undersigned. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned may be deemed to be members of a “group,” within the meaning of Section 13(d)(3) of the Act, comprised of the undersigned and the persons referred to on Schedule 2 of such Schedule 13D (the “Separately Filing Group Members”). It is the understanding of the undersigned that the Separately Filing Group Members have filed a separate Statement on Schedule 13D pursuant to Rule 13d-1(k)(2) under the Act.

The undersigned further agree that each party hereto is responsible for timely filing of such Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, that no party is responsible for the completeness and accuracy of the information concerning any other party, including with respect to information contained in the Statement on Schedule 13D filed by the Separately Filing Group Members, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Green Equity Investors V, L.P.
By:	GEI Capital V, LLC, its General Partner

By:	/S/ CODY L. FRANKLIN
Cody L. Franklin, as Attorney-in-Fact for
Jonathan D. Sokoloff
Manager

Green Equity Investors Side V, L.P.
By:	GEI Capital V, LLC, its General Partner

By:	/S/ CODY L. FRANKLIN
Cody L. Franklin, as Attorney-in-Fact for
Jonathan D. Sokoloff
Manager

TCS Co-invest, LLC
By:	Leonard Green & Partners, L.P., its Manager
By:	LGP Management, Inc., its General Partner

By:	/S/ CODY L. FRANKLIN
Cody L. Franklin, as Attorney-in-Fact for
Jonathan D. Sokoloff
Executive Vice President
and Managing Partner

GEI Capital V, LLC

By:	/S/ CODY L. FRANKLIN
Cody L. Franklin, as Attorney-in-Fact for
Jonathan D. Sokoloff
Manager

Green V Holdings, LLC

By:	/S/ CODY L. FRANKLIN
Cody L. Franklin, as Attorney-in-Fact for
Jonathan D. Sokoloff
Manager

Leonard Green & Partners, L.P.
By:	LGP Management, Inc., its General Partner

By:	/S/ CODY L. FRANKLIN
Cody L. Franklin, as Attorney-in-Fact for
Jonathan D. Sokoloff
Executive Vice President
and Managing Partner

LGP Management, Inc.

By:	/S/ CODY L. FRANKLIN
Cody L. Franklin, as Attorney-in-Fact for
Jonathan D. Sokoloff
Executive Vice President,
and Managing Partner

/S/ CODY L. FRANKLIN
Cody L. Franklin, as Attorney-in-Fact for
Jonathan D. Sokoloff

/S/ CODY L. FRANKLIN
Cody L. Franklin, as Attorney-in-Fact for
Timothy J. Flynn

/S/ CODY L. FRANKLIN
Cody L. Franklin, as Attorney-in-Fact for
J. Kristofer Galashan